Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-200366) pertaining to the Amended and Restated 2005 Virgin America Inc. Stock Incentive Plan, the Virgin America Inc. 2014 Equity Incentive Award Plan and the 2014 Employee Stock Purchase Plan of our report dated March 2, 2015, with respect to the consolidated financial statements of Virgin America Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young

San Francisco, California

March 2, 2015